Exhibit 99.1
For details contact:
Larry Thede
Phone (720)283-2450
E-mail: ir@udrt.com
www.udrt.com
PRESS RELEASE
For Immediate Release
UNITED DOMINION REALTY TRUST, INC. ANNOUNCES
FIRST QUARTER 2006 RESULTS
RICHMOND, VA. (April 24, 2006) United Dominion Realty Trust, Inc. (NYSE: UDR) today reported Funds From Operations (“FFO”) of $61.5 million for the quarter ended March 31, 2006, compared to FFO of $57.9 million for the same period a year ago. The results produced FFO per share of $0.42 per share (diluted), a 7.7% increase from FFO of $0.39 per share (diluted), for the same period a year ago.
“We delivered robust same community operating performance in the first quarter; achieving 6.3% revenue growth and 6.6% net operating income growth compared to last year. These are our strongest results in over five years,” stated Thomas W. Toomey, President and Chief Executive Officer. “This was our ninth consecutive quarter of sequential same store revenue growth. Pricing power is clearly on our side as demonstrated by our 5.6% increase in total income per home and 26% reduction in concessions. In addition to our solid operating performance, I am pleased with the success of our condo conversion business and that our development and rehab activity has continued to grow. In addition to closing on the sale of 181 condominiums in the first quarter, we placed another 153 condos under contract. This month we entered into a joint venture contract with national apartment developer JPI and our total development pipeline currently exceeds 2,200 homes at a budgeted cost of $339 million. Finally, we have 2,943 homes undergoing rehabs at a budgeted cost of $97 million.”
First Quarter Highlights
•	Achieved same store occupancy of 94.8%, up from 94.2% in the first quarter of 2005.
•	Recorded total income per occupied home of $852 per month, the highest level in the company’s history.
•	Registered the ninth consecutive quarter of positive sequential same store revenue growth.
•	Re-priced 27% of the Company’s leases at an average monthly increase of $35 per lease, with March being the strongest month at $48 per lease.
•	Completed 1,550 kitchen and bath rehabs, representing an investment of $14.1 million.
•	Sold 181 condominium homes for $36.4 million, realizing an after-tax gain of $8.5 million. The sales represent an after-tax cap rate of 3.3%

Portfolio Operating Performance and Same Community Results

				% of Total
				Portfolio	Total Same
	Revenue	Expense		Based On	Community
Region	Growth	Growth	NOI Growth	1Q06 NOI	Homes
Mid-Atlantic	4.7%	6.1%	4.0%	29.1%	18,026
Western	8.5	1.8	12.1	28.6	12,835
Southeastern	7.6	6.5	8.3	22.4	15,641
Southwestern	4.7	8.0	2.2	16.8	16,830
Midwestern	4.2	8.3	1.3	3.1	2,974
Total	6.3%	5.7%	6.6%	100.0%	66,306
During the first quarter, 66,306 apartment homes, or 88% of total apartment homes were classified as Same Community. The Company defines Same Community as all multifamily communities owned and stabilized for at least one year as of the beginning of the most recent quarter.
Same Community Results, Year/Year
($ in thousands, except collections and total income per occupied home)

	1st Qtr '06	1st Qtr '05	% Change
Rent and other income	$163,840	$155,226	5.5%
Concessions	2,835	3,836	-26.1%
Bad debt	306	204	50.0%
Total income	160,699	151,186	6.3%
Expenses	60,839	57,532	5.7%
Net operating income	99,860	93,654	6.6%

Collections per occupied home	$816	$775	5.3%
Total income per occupied home	$852	$807	5.6%
Avg. physical occupancy	94.8%	94.2%	60 bps
Operating margin	62.1%	61.9%	20 bps
Resident credit loss, % of effective rent	0.2%	0.1%	10 bps
Comparing first quarter 2006 to first quarter 2005, on a Same Community basis, 89% of the portfolio generated positive revenue growth and 77% of the portfolio generated positive NOI growth.

Same Community Results, Quarter/Quarter
($ in thousands, except collections and total income per occupied home)

	1st Qtr '06	4th Qtr '05	% Change
Rent and other income	$163,840	$161,985	1.1%
Concessions	2,835	3,060	-7.4%
Bad debt	306	737	-58.5%
Total income	160,699	158,188	1.6%
Expenses	60,839	60,419	0.7%
Net operating income	99,860	97,769	2.1%

Collections per occupied home	$816	$803	1.6%
Total income per occupied home	$852	$838	1.7%
Avg. physical occupancy	94.8%	94.9%	-10 bps
Operating margin	62.1%	61.8%	30 bps
Resident credit loss, % of effective rent	0.2%	0.5%	-30 bps
Comparing first quarter 2006 to fourth quarter 2005, on a Same Community basis, 71% of the portfolio generated positive revenue growth and 60% of the portfolio generated positive NOI growth.
Portfolio Repositioning
During the first quarter, the Company acquired a 160 home apartment community in Plano, Texas for a total purchase price of $9.7 million or $60,690 per home. The transaction was completed at a 6.2% cap rate using forward twelve months of operations and a reserve for capital expenditures of $510 per home. The property is adjacent to an existing United Dominion community. The Company intends to upgrade the homes with new kitchens and baths.
Condominium Activity
In the first quarter, the Company sold 181 condominiums for an after-tax gain of $8.5 million. The sales represent an after tax cap rate of 3.3%. Another 153 homes are currently under contract. The Company’s 2006 original guidance was to sell 425 to 525 condominiums for an after-tax FFO contribution of $14.5 to $18 million or $0.10 to $0.12 per share.
Earnings Guidance
The Company believes that financial results for 2006 will be affected by international, national and regional economic trends and events, the acquisition and/or disposition of apartment communities, portfolio repositioning, financing activities, and other factors. The Company’s guidance for second quarter 2006 FFO is $0.42 to $0.44 per share (diluted) and $1.63 to $1.73 per share (diluted) for the full year 2006. All guidance is based on the current expectations and judgment of the Company’s management team.
Detailed assumptions for the Company’s 2006 guidance can be found on our website at:
http://media.corporate-ir.net/media_files/irol/11/112440/guidance/guidance.pdf

A reconciliation of the range provided for projected 2006 FFO per share for the full year to Earnings Per Share (“EPS”) for the full year is as follows:

	2006
Funds From Operations(1)	$1.73	$1.63
Conversion to GAAP Share Count (2)	0.16	0.15
Minority Interest of OP Unit Holders (2)	(0.03)	(0.05)
Depreciation (3)	(1.70)	(1.65)
Gains (3)	0.50	0.70
Preferred Dividends	(0.09)	(0.09)

Expected Earnings Per Share	$0.57	$0.69
(1) The National Association of Real Estate Investment Trusts (“NAREIT”) defines funds from operations (“FFO”) (April 2002 White Paper) as net income (computed in accordance with accounting principles generally accepted in the United States (GAAP)), excluding gains (or losses) from sales of depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. The Company believes that FFO is helpful to investors as a supplemental measure of the operating performance of a real estate company because it provides investors an understanding of the ability of the Company to incur and service debt and to make capital expenditures. FFO in and of itself does not represent net income or net cash flows from operating activities in accordance with GAAP. Therefore, FFO should not be exclusively considered as an alternative to net income or to net cash flows from operating activities as determined by GAAP or as a measure of liquidity.
(2) Operating Partnership units are not considered to be common stock equivalents for GAAP purposes.
(3) Due to the uncertain timing and extent of property dispositions and acquisitions, actual results could differ materially from expected EPS.
Supplemental Information
The Company offers Supplemental Information that provides information regarding the financial position and operating results of the Company. This Supplemental Information is available on the Company’s website at:
http://www.udrt.com/resources/files/Investor_Relations/1Q2006.pdf
Conference Call Information
Date: April 25, 2006
Time: 1:00 p.m. Eastern Time
To Participate in the Telephone Conference Call:
Domestic: 800-218-0530
International: 303-262-2193
If you have any questions, please contact:
Gloria Price: 720-283-6132
E-mail: gprice@udrt.com

Conference Call Playback:
Domestic: 800-405-2236
International: 303-590-3000
Passcode: 11056418#
The playback can be accessed through May 2, 2006.
Webcast:
The conference call will also be available on UDR’s website at www.udrt.com and at www.ccbn.com. To listen to a live broadcast, go to one of these sites at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. A replay will also be available for 90 days on UDR’s website and also on CCBN’s website.
About United Dominion Realty Trust, Inc.
United Dominion is the fourth largest apartment REIT, owning and operating apartment communities nationwide. The Company has raised the dividend each of the last 30 years. United Dominion is included in the S&P MidCap 400 Index. At March 31, 2006, the Company owned 75,223 apartment homes and had 1,335 homes under development. Additional information about United Dominion may be found on its Web site at www.udrt.com.
Statements contained in this press release, which are not historical facts, are forward-looking statements, as the term is defined in the Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by the Company’s use of words such as, “expects,” “plans,” “estimates,” “projects,” “intends,” “believes,” and similar expressions that do not relate to historical matters. Such forward-looking statements are subject to risks and uncertainties which can cause actual results to differ materially from those currently anticipated, due to a number of factors, which include, but are not limited to, unfavorable changes in the apartment market, changing economic conditions, the impact of competition and competitive pricing, acquisitions or new developments not achieving anticipated results, delays in completing developments and lease-ups on schedule, difficulties in selling existing apartment communities, and other risk factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time including the Company’s Annual Report on Form 10-K and the Company’s Quarterly Reports on Form 10-Q. All forward-looking statements in this press release are made as of today, based upon information known to management as of the date hereof. The Company assumes no obligation to update or revise any of its forward-looking statements even if experience or future changes show that indicated results or events will not be realized.

Attachment 1
UNITED DOMINION REALTY TRUST, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
	March 31,
In thousands, except per share amounts	2006	2005

Rental income	$176,810	$158,636

Rental expenses:
Real estate taxes and insurance	23,232	19,172
Personnel	17,306	15,969
Utilities	11,283	9,571
Repair and maintenance	10,300	9,835
Administrative and marketing	5,423	5,570
Property management	4,991	4,813
Other operating expenses	298	290

	72,833	65,220
Non-property income:
Sale of technology investment	—	12,306
Other income	1,178	618

	1,178	12,924
Other expenses:
Real estate depreciation and amortization	57,397	48,566
Interest	44,094	38,572
General and administrative	6,764	7,000
Loss on early debt retirement	—	6,644
Other depreciation and amortization	704	652

	108,959	101,434

(Loss)/income before minority interests and discontinued operations	(3,804)	4,906
Minority interests of outside partnerships	(16)	(58)
Minority interests of unitholders in operating partnerships	468	(59)

(Loss)/income before discontinued operations, net of minority interests	(3,352)	4,789
Income from discontinued operations, net of minority interests (including gain on sales) (A)	15,359	10,152

Net income	12,007	14,941
Distributions to preferred stockholders — Series B	(2,911)	(2,911)
Distributions to preferred stockholders — Series E (Convertible)	(931)	(931)

Net income available to common stockholders	$8,165	$11,099

Earnings per weighted average common share — basic and diluted:
(Loss)/income from continuing operations available to common stockholders, net of minority interests	($0.05)	$0.01
Income from discontinued operations, net of minority interests	$0.11	$0.07
Net income available to common stockholders	$0.06	$0.08

Common distributions declared per share	$0.3125	$0.3000

Weighted average number of common shares outstanding — basic	133,589	136,067
Weighted average number of common shares outstanding — diluted	133,589	137,073

(A)	Discontinued operations represents all properties sold since January 1, 2002 and properties that are currently classified as held for disposition at March 31, 2006.

Attachment 2
UNITED DOMINION REALTY TRUST, INC.
FUNDS FROM OPERATIONS
(Unaudited)

	Three Months Ended
	March 31,
In thousands, except per share amounts	2006	2005

Net income	$12,007	$14,941

Adjustments:
Distributions to preferred stockholders	(3,842)	(3,842)
Real estate depreciation and amortization	57,397	48,566
Minority interests of unitholders in operating partnership	(468)	59
Real estate depreciation related to unconsolidated entities	—	62

Discontinued Operations:
Real estate depreciation	1,326	3,153
Minority interests of unitholders in operating partnership	1,001	632
Net gains on the sale of depreciable property	(15,347)	(7,023)
Net incremental gains on the sale of condominium homes	8,472	459
Gains on the disposition of real estate developed for sale	9	—

Funds from operations (“FFO”) — basic	$60,555	$57,007

Distribution to preferred stockholders — Series E (Convertible)	931	931

Funds from operations — diluted	$61,486	$57,938

Weighted average number of common shares and OP Units outstanding — basic	142,342	144,586
Weighted average number of common shares, OP Units, and common stock equivalents outstanding — diluted	147,801	150,187

FFO per common share — basic	$0.43	$0.39

FFO per common share — diluted	$0.42	$0.39

FFO is defined as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable property, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. This definition conforms with the National Association of Real Estate Investment Trust’s definition issued in April 2002. United Dominion considers FFO in evaluating property acquisitions and its operating performance and believes that FFO should be considered along with, but not as an alternative to, net income and cash flows as a measure of United Dominion’s activities in accordance with generally accepted accounting principles and is not necessarily indicative of cash available to fund cash needs.
Net incremental gains on the sale of condominium homes and the net incremental gain on the sale of a depreciable asset related to an unconsolidated entity are defined as net sales proceeds less a tax provision and the gross investment basis of the asset before accumulated depreciation. We consider FFO with gains/losses on the sale of condominium homes and gains/losses on the sale of depreciable assets related to an unconsolidated entity to be a meaningful supplemental measure of performance because the short-term use of funds produce a profit which differs from the traditional long-term investment in real estate for REITs.

Attachment 3
UNITED DOMINION REALTY TRUST, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31,	December 31,
In thousands, except share and per share amounts	2006	2005
ASSETS

Real estate owned:
Real estate held for investment	$5,275,689	$5,215,688
Less: accumulated depreciation	(1,137,308)	(1,080,616)

	4,138,381	4,135,072
Real estate under development (net of accumulated depreciation of $619 and $140)	129,235	117,328
Real estate held for disposition (net of accumulated depreciation of $44,373 and $43,073)	123,038	136,195

Total real estate owned, net of accumulated depreciation	4,390,654	4,388,595
Cash and cash equivalents	36,336	15,543
Restricted cash	4,809	4,583
Deferred financing costs, net	30,436	31,036
Notes receivable	36,120	64,805
Other assets	31,019	33,938
Other assets — real estate held for disposition	1,468	3,093

Total assets	$4,530,842	$4,541,593

LIABILITIES AND STOCKHOLDERS’ EQUITY

Secured debt	$1,122,162	$1,116,259
Unsecured debt	2,092,003	2,043,518
Real estate taxes payable	21,208	24,433
Accrued interest payable	24,178	26,672
Security deposits and prepaid rent	25,331	25,535
Distributions payable	47,078	45,313
Accounts payable, accrued expenses, and other liabilities	32,752	55,147
Other liabilities — real estate held for disposition	6,681	13,173

Total liabilities	3,371,393	3,350,050

Minority interests	81,146	83,819

Stockholders’ equity
Preferred stock, no par value; 50,000,000 shares authorized
5,416,009 shares of 8.60% Series B Cumulative Redeemable issued and outstanding (5,416,009 shares in 2005)	135,400	135,400
2,803,812 shares of 8.00% Series E Cumulative Convertible issued and outstanding (2,803,812 shares in 2005)	46,571	46,571
Common stock, $0.01 par value; 250,000,000 shares authorized 134,279,842 shares issued and outstanding (134,012,053 shares in 2005)	1,343	1,340
Additional paid-in capital	1,684,518	1,680,115
Distributions in excess of net income	(789,529)	(755,702)

Total stockholders’ equity	1,078,303	1,107,724

Total liabilities and stockholders’ equity	$4,530,842	$4,541,593